Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Second Quarter 2025 Results

Newton, MA (July 29, 2025): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended June 30, 2025, which can be found at the Quarterly Results section of ILPT’s website at https://www.ilptreit.com/investors/financials-information/quarterly-results/default.aspx.

A conference call will be held on Wednesday, July 30, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (877) 344-7529; the replay pass code is 2527860. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

About Industrial Logistics Properties Trust:

ILPT is a real estate investment trust focused on owning and leasing high quality industrial and logistics properties. As of June 30, 2025, ILPT’s portfolio consisted of 411 properties containing approximately 59.9 million rentable square feet located in 39 states. Approximately 76% of ILPT’s annualized rental revenues as of June 30, 2025 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of June 30, 2025 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1489
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.